Press Release

Exhibit 99.2

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2300
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND

ATLANTA, April 1, 2016 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; "Company") today declared a quarterly dividend of 13 cents per share.  The dividend is payable on May 2, 2016 to shareholders of record on April 18, 2016.
About Acuity Brands
Acuity Brands, Inc., with fiscal year 2015 net sales of $2.7 billion, is a North American market leader and one of the world's leading providers of indoor and outdoor lighting and energy management solutions. Acuity Brands, headquartered in Atlanta, Georgia has operations throughout North America, and in Europe and Asia, and employs approximately 9,000 associates. The Company's products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting(TM), Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps(TM), Juno®, Indy(TM), AccuLite®, Aculux(TM), DanaLite, NaviLite®, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls(TM).
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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423